CERTIFICATE OF TRUST

                                       OF

                         PIMCO VARIABLE INSURANCE TRUST




     This Certificate of Trust of PIMCO Variable Insurance Trust (the "Trust") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Ann. Code. tit. 12, Section 3801 et seq.) and sets forth the following:

          1.   The name of the Trust is: PIMCO Variable Insurance Trust

          2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                           The Corporation Trust Company
                           1209 Orange Street
                           Wilmington, Delaware 19801

          3.   This Certificate shall be effective upon filing.

          4. The Trust is a Delaware business trust to be registered under the Investment Company Act of 1940, as amended.

          5. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.
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     IN WITNESS WHEREOF,  the undersigned,  being all the trustees of the Trust, have duly executed this Certificate of Trust as of the 26th day of August, 1997.




                                                  --------------------------
                                                  Brent R. Harris



                                                  --------------------------
                                                  R. Wesley Burns




                                                  --------------------------
                                                  Guilford C. Babcock




                                                  --------------------------
                                                  Vern O. Curtis



                                                  --------------------------
                                                  Thomas P. Kemp




                                                  --------------------------
                                                  William J. Popejoy